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                                                                      EXHIBIT 5





                                November 1, 1995
                                                                         ODE 2.1




Odetics, Inc.
1515 South Manchester Avenue
Anaheim, California 92802


Gentlemen:

         We have acted as counsel for Odetics, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the offer and sale by the selling securityholders named therein (the "Selling Securityholders") of up to 31,975 shares (collectively, the "Shares") of Class A Common Stock, $.10 par value, of the Company.

         In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, and we are familiar with the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale by the Company to the Selling Securityholders of the Shares. In addition, we have examined such books and records of the Company as in our judgment is necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, it is our opinion that, subject to effectiveness of the Registration Statement with the Securities and Exchange Commission and to registration or qualification under the securities laws of the states in which the Shares may be sold, the Shares are duly and validly authorized and, when sold by the Selling Securityholders in the manner contemplated in the Prospectus made part of the






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November 1, 1995
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Registration Statement, will be legally issued, fully paid and nonassessable.


         We consent to the use of our name under the caption "Legal Matters" in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933 or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     /s/ TROY & GOULD

                                     TROY & GOULD
                                     Professional Corporation